Exhibit 5.2

Stikeman Elliott LLP Barristers & Solicitors

5300 Commerce Court West, 199 Bay Street, Toronto, Canada M5L 1B9

Tel: (416) 869-5500 Fax: (416) 947-0866 www.stikeman.com

December 15, 2017

The Board of Directors of MDC Partners Inc.

725 Fifth Avenue, 19th Floor

New York, NY 10151

Dear Sirs/Mesdames:

RE: MDC Partners Inc. – Registration Statement for Treasury Offering

We have acted as special Canadian counsel to MDC Partners Inc. (the “Corporation”), a corporation incorporated under the federal laws of Canada, with respect to certain legal matters relating to the registration of an indefinite amount of securities of the Corporation pursuant to a Registration Statement on Form S-3 dated December 15, 2017 (the “Registration Statement”) filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to the U.S. Securities Act of 1933, as amended (the “1933 Act”), which securities of the Corporation may consist of, inter alia, Class A Subordinate Voting Shares (“Class A Shares”) or preference shares (“Preference Shares”). The Class A Shares and the Preference Shares to be registered under the Registration Statement are hereinafter collectively referred to as the “Securities.” The Securities will be offered in amounts, at prices, and on terms to be set out in supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement, to be duly filed by the Corporation with the SEC pursuant to the 1933 Act.

Examinations

For the purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, and relied upon the following documents (collectively, the “Corporate Documents”):

(a)	the Registration Statement;

(b)	a certificate (the “Officer’s Certificate”) of an officer of the Corporation dated the date hereof certifying certain matters including, among other things:

(i)	the articles of the Corporation (the “Articles”);

(ii)	the by-laws of the Corporation (the “By-Laws”);

(iii)	the resolutions of the board of directors of the Corporation dated December 7, 2017; and

(iv)	certain factual matters; and

(c)	a certificate of compliance (the “Certificate of Compliance”) dated the date hereof issued pursuant to the Canada Business Corporations Act relating to the Corporation.

A duplicate copy of the Officer’s Certificate is delivered contemporaneously with this opinion. We have relied upon the Corporate Documents without independent investigation of the matters provided for in them for the purpose of providing our opinions expressed below. We have not conducted a review of the minute books of the Corporation.

TORONTO  MONTREAL  OTTAWA  CALGARY  VANCOUVER  NEW  YORK  LONDON  SYDNEY

Reliance and Assumptions

In examining all documents and in providing our opinions below we have assumed that:

(a)	all individuals had the requisite legal capacity;

(b)	all signatures are genuine;

(c)	all documents submitted to us as originals are complete and authentic and all photostatic, certified, telecopied, notarial or other copies conform to the originals;

(d)	all facts set forth in the official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials are complete, true and accurate;

(e)	the certificate and articles of amendment of the Corporation is conclusive evidence that the Corporation is amalgamated under the Canada Business Corporations Act;

(f)	all facts set forth in the Officer’s Certificate are complete, true and accurate;

(g)	the Corporation will have taken all necessary action to establish the definitive terms of each class or series of Securities, as applicable, in accordance with the Articles, By-Laws, all applicable laws, all applicable regulatory requirements, the Registration Statement, and any relevant Prospectus Supplement;

(h)	the definitive terms of each class or series of Securities, as applicable, and all agreements relating thereto will at all relevant times be consistent with the description of such Securities set out in the Registration Statement, and no Prospectus Supplement will provide for such Securities, or any agreements relating thereto, to bear terms which are not consistent with, or which are exceptions to, the terms set forth in the Registration Statement;

(i)	in the case of and prior to the issuance of any Class A Shares, (i) the Corporation will have taken all necessary action to authorize and approve the issuance of such Class A Shares, the terms of the offering of such Class A Shares including the consideration to be received by the Corporation upon the issuance thereof, and all related matters (the “Class A Shares Issuance Authorization”), and (ii) the Class A Shares will have been issued in compliance with the Class A Shares Issuance Authorization, the Articles, the By-Laws, all applicable laws and all applicable regulatory requirements;

(j)	in the case of and prior to the issuance of a class or series of Preference Shares, (i) the Corporation will have taken all necessary action to authorize and approve the creation, definitive terms of and issuance of such class or series of Preference Shares, the terms of the offering of such class or series of Preference Shares including the consideration to be received by the Corporation upon the issuance thereof, and all related matters (the “Preference Share Issuance Authorization”), (ii) the Corporation will have taken all necessary action to create such class or series of Preference Shares in accordance with the Preference Share Issuance Authorization and applicable laws, (iii) such class or series of Preference Shares will have been issued in compliance with the Preference Share Issuance Authorization, the Articles, the By-Laws, all applicable laws and all applicable regulatory requirements, (iv) the form of certificate representing the class or series of Preference Shares will have been duly executed, authenticated and delivered in compliance with the provisions of the Preference Share Issuance Authorization, the Articles, the By-Laws, all applicable laws and all applicable regulatory requirements;

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(k)	where applicable, the Corporation will have taken all necessary corporate action to authorize the creation and reservation of any securities issuable upon conversion, exchange or exercise of the Preference Shares for issuance to holders of such Preference Shares;

(l)	the provisions of each series of Preference Shares will be consistent with the rights, privileges, restrictions and other attributes applicable to the class of Preference Shares under the Articles;

(m)	the sale, issuance and delivery of the Securities (i) will comply with the Articles, By-Laws, all applicable laws and all applicable regulatory requirements, and (ii) will not constitute or result in a breach of or a default under, and will not create a state of facts which, after notice or lapse of time or both, would result in a breach of or default under, and will not conflict with, the Articles, By-Laws, any applicable laws, any applicable regulatory requirements, any agreement or instrument binding upon the Corporation, or any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Corporation;

(n)	where the Registration Statement provides that the Securities, or any agreements relating thereto, shall contain certain terms unless the relevant Prospectus Supplement provides otherwise, no Prospectus Supplement shall provide otherwise;

(o)	the Corporation will issue and deliver the Securities in the manner contemplated by, and within the limits as to aggregate value or aggregate principal amount set out in, the Registration Statement;

(p)	the Corporation will have received payment in full of the consideration for (i) the Class A Shares, as provided for in the Class A Share Issuance Authorization and (ii) the Preference Shares, as provided for in the Preference Share Issuance Authorization, as applicable;

(q)	the Corporation shall at all relevant times continue to be in existence as a corporation incorporated under the Canada Business Corporations Act and shall not be insolvent or have been dissolved; and

(r)	the Articles and By-Laws will remain unamended at all relevant times except as may be required in connection with any issuance of Preference Shares.

Jurisdiction and Effective Date

Our opinion below is expressed only with respect to the laws of the province of Ontario and of the laws of Canada applicable therein. Any reference to the laws of Ontario includes the laws of Canada that apply in Ontario.

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Our opinion is expressed with respect to the laws of Ontario in effect on the date of this opinion and we do not accept any responsibility to take into account or inform the addressees, or any other person authorized to rely on this opinion, of any changes in law, facts or other developments subsequent to this date that do or may affect the opinions we express, nor do we have any obligation to advise you of any other change in any matter addressed in this opinion or to consider whether it would be appropriate for any other person other than the addressees to rely on our opinion.

Opinion

On the basis of the foregoing assumptions and subject to the qualifications and limitations hereinafter expressed, we are of the opinion that:

1.	The Class A Shares issued pursuant to the Registration Statement will be validly issued as fully paid and non-assessable shares in the capital of the Corporation; and

2.	The Preference Shares issued pursuant to the Registration Statement will be validly issued as fully paid and non-assessable shares in the capital of the Corporation.

Limitation

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” and “Enforceability of Civil Liabilities” in the Registration Statement. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term “expert” as used in the 1933 Act or the rules and regulations of the SEC issued thereunder. It is rendered solely in connection with the transaction to which it relates. It may not be quoted, in whole or in part, or otherwise referred to or used for any purpose without our prior written consent. We undertake no duty to update or supplement this opinion to reflect subsequent factual or legal developments which may come or be brought to our attention.

Yours truly,

/s/ Stikeman Elliott LLP

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